Exhibit 23.1

Simon & Edward, LLP Certified Public Accountants & Consultants A PCAOB Registered CPA Firm	17700 Castleton Street, Suite 488 City of Industry, CA 91748, U.S.A Tel: +1 (626) 854-6500 Fax: +1 (626) 854-6505 http://www.2mycpa.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Xodtec LED, Inc. on Form S-8 (File No. 333-169007), of our report dated June 10, 2011 which appears in this annual report on Form 10-K for the year ended February 28, 2011.

/s/ Simon & Edward, LLP
Simon & Edward, LLP
June 15, 2011